Filed pursuant to Rule 424(b)(3)

Registration No. 333-280197

PROSPECTUS SUPPLEMENT NO. 1

(To the Prospectus Dated June 14, 2024)

130,805 Shares of Common Stock Issuable Upon Exercise of Warrant

This prospectus supplement supplements the prospectus dated June 14, 2024 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-280197). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in the Current Reports on Form 8-K, filed with the Securities and Exchange Commission on June 27, 2024 and July 1, 2024 (the “Current Reports”). Accordingly, we have attached the Current Reports to this prospectus supplement.

You should read this prospectus supplement in conjunction with the Prospectus, including any amendments or supplements to it. This prospectus supplement is not complete without, and may not be delivered or used except in conjunction with, the Prospectus, including any amendments or supplements to it. This prospectus supplement is qualified by reference to the Prospectus, except to the extent that the information provided by this prospectus supplement supersedes information contained in the Prospectus. You should not assume that the information provided in this prospectus supplement, the Prospectus or any prior prospectus supplement is accurate as of any date other than their respective dates. Neither the delivery of this prospectus supplement, the Prospectus, or any prior prospectus supplement, nor any sale made hereunder or thereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained in this prospectus supplement, the Prospectus or any prior prospectus supplement is correct as of any time after the date of that information.

Our Common Stock and Public Warrants are listed on the Nasdaq Global Market under the ticker symbols “TLSI” and “TLSIW,” respectively. On June 28, 2024, the last reported sales price of our Common Stock was $5.52 per share and the last reported sales price of our Public Warrants was $1.63 per warrant.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 5 of the Prospectus, and under similar headings in any amendments or supplements to the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 1, 2024.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2024

TRISALUS LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39813	85-3009869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6272 W. 91st Ave., Westminster, Colorado	80031
(Address of principal executive offices)	(Zip Code)

(888) 321-5212

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TLSI	Nasdaq Global Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	TLSIW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on May 24, 2024, TriSalus Life Sciences, Inc., a Delaware corporation (the “Company”), announced the commencement of (i) its offer (the “Offer”) to all holders of each class of certain outstanding warrants (the “Warrants”), consisting of (a) the Company’s publicly-traded Warrants currently listed on the Nasdaq Global Market under the symbol “TLSIW” (the “Public Warrants”), (b) certain Warrants issued in a private placement transaction occurring simultaneously with the closing of the initial public offering of the Company (the “Private Placement Warrants”) and (c) certain Warrants issued for working capital requirements and payment of certain expenses of the Company (“Working Capital Warrants”), each identified in the Prospectus/Offer to Exchange that forms a part of the Company’s Registration Statement on Form S-4 (Registration No. 333- 279691), filed with the U.S. Securities and Exchange Commission on May 24, 2024, to receive 0.3 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), in exchange for each Warrant tendered by the holder and exchanged pursuant to the Offer, and (ii) the solicitation of consents (the “Consent Solicitation”) from holders of the Warrants to amend the Warrant Agreement, dated as of December 17, 2020 (the “Warrant Agreement” and such amendment, the “Warrant Amendment”), by and between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agent”), which governs all of the Warrants.

Pursuant to the terms of the Warrant Agreement, certain amendments, including the Warrant Amendment, require the vote or written consent of holders of at least a majority of the then outstanding (a) Public Warrants (such threshold, the “Public Warrant Consent Threshold”), (b) Private Placement Warrants with respect to modifications or amendments that apply to the Private Placement Warrants (such threshold, the “Private Placement Warrant Consent Threshold”) or any provision of the Warrant Agreement with respect to the Private Placement Warrants, including the Warrant Amendment, and (c) Working Capital Warrants with respect to modifications or amendments that apply to the Working Capital Warrants (such threshold, the “Working Capital Warrant Consent Threshold,”) or any provision of the Warrant Agreement with respect to the Working Capital Warrants, including the Warrant Amendment.

As previously disclosed, parties representing approximately 34.8% of the Public Warrants, 0.0% of the Private Placement Warrants and 0.0% of the Working Capital Warrants agreed to tender their Warrants in the Offer and to consent to the Warrant Amendment in the Consent Solicitation pursuant to tender and support agreements.

The Offer and Consent Solicitation expired at one minute after 11:59 p.m., Eastern Standard Time, on June 25, 2024. The Company has been advised that the Warrants tendered were comprised of 6,533,614 Public Warrants (including 9,185 Public Warrants tendered through guaranteed delivery), 504,685 Private Placement Warrants, and 0 Working Capital Warrants, which represents approximately 78.89%, 10.23% and 0.00% of the outstanding Warrants of each respective class, were validly tendered and not validly withdrawn prior to the expiration of the Offer and Consent Solicitation. The Company expects to accept all validly tendered Warrants for exchange and settlement on or before July 1, 2024.

Pursuant to the Consent Solicitation, the Company received the requisite approval to satisfy the Public Warrant Consent Threshold. The Company did not receive the approvals necessary to satisfy the Private Placement Warrant Consent Threshold or the Working Capital Warrant Consent Threshold. As a result, the Warrant Amendment was approved with respect to the Public Warrants but not the Private Placement Warrants or Working Capital Warrants.

Accordingly, on June 26, 2024, the Company and the Warrant Agent entered into the Warrant Amendment, which permits the Company to require that each Public Warrant that is outstanding upon the closing of the Offer be converted into 0.27 shares of Common Stock, which is a ratio 10% less than the exchange ratio applicable to the Offer. The Warrant Amendment has no effect on either the Private Placement Warrants or the Working Capital Warrants outstanding upon the closing of the Offer. Pursuant to the Warrant Amendment, the Company has the right to require the exchange of not less than all of the Public Warrants at any time while such Public Warrants are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the registered holders of the outstanding Public Warrants at least fifteen days prior to the date of exchange fixed by the Company.

The foregoing description of the Warrant Amendment is qualified in its entirety by reference to the Warrant Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.03	Material Modifications to Rights of Security Holders.

Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.07.

Item 8.01	Other Events.

On June 26, 2024, the Company issued a press release announcing the final results of the Offer and Consent Solicitation and also the Company’s entry into the Warrant Amendment. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

10.1	Amendment No. 1 to Warrant Agreement, dated June 26, 2024, by and between the Company and Continental Stock Transfer & Trust Company.

99.1	Press Release, dated June 26, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRISALUS LIFE SCIENCES, INC.

By:	/s/ Sean Murphy
Sean Murphy
Chief Financial Officer

Dated: June 26, 2024

Exhibit 10.1

AMENDMENT NO. 1 TO WARRANT AGREEMENT

This Amendment (this “Amendment”) is made as of June 26, 2024, by and between TriSalus Life Sciences, Inc., a Delaware corporation (the “Company”) (f/k/a MedTech Acquisition Corporation (“MTAC”)), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), and constitutes an amendment to that certain Warrant Agreement, dated as of December 17, 2020 (the “Existing Warrant Agreement”), between MTAC and the Warrant Agent. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Existing Warrant Agreement.

WHEREAS, on August 10, 2023, the Company consummated the merger pursuant to that certain Agreement and Plan of Merger, dated as of November 11, 2022, as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of April 4, 2023, the Second Amendment to Agreement and Plan of Merger, dated as of May 13, 2023, and the Third Amendment to Agreement and Plan of Merger, dated as of July 5, 2023 (the “Merger Agreement”), by and between MTAC, MTAC Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of MTAC (“Merger Sub”) and TriSalus Operating Life Sciences, Inc. (formerly known as TriSalus Life Sciences, Inc.), a Delaware corporation (“Legacy TriSalus”), whereby Merger Sub merged with and into Legacy TriSalus with the separate corporate existence of Merger Sub ceasing (together with the other transactions contemplated by the Merger Agreement, the “Business Combination”) and TriSalus Life Sciences, Inc. becoming the surviving company, such that the Business Combination constituted a “Business Combination” under the Existing Warrant Agreement;

WHEREAS, in accordance with Section 4.4 of the Existing Warrant Agreement, upon effectiveness of the Business Combination, the holders of the Warrants thereafter had the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of the Class A common stock of MTAC immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, an Alternative Issuance in shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”);

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend, subject to certain conditions provided therein, the Existing Warrant Agreement with the vote or written consent of the Registered Holders of a majority of the then outstanding Public Warrants and, solely with respect to any amendment to the terms of, or any provision of, the Existing Warrant Agreement with respect to the Private Placement Warrants or Working Capital Warrants, the vote or written consent of a majority of the number of the then outstanding Private Placement Warrants or Working Capital Warrants is required, depending on the class amended;

WHEREAS, the Company desires to amend the Existing Warrant Agreement to provide the Company with the right to require the holders of the Warrants to exchange all of the outstanding Warrants for shares of Common Stock, on the terms and subject to the conditions set forth herein; and

WHEREAS, in the exchange offer and consent solicitation undertaken by the Company pursuant to the Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission, the Registered Holders of more than a majority of the then outstanding Public Warrants consented to and approved this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Existing Warrant Agreement as set forth herein.

1.             Amendment of Existing Warrant Agreement. The Existing Warrant Agreement is hereby amended by adding:

(a)	the new Section 6A thereto:

“6A Mandatory Exchange.

6A.1 Company Election to Exchange. Notwithstanding any other provision in this Agreement to the contrary, all (and not less than all) of the outstanding Public Warrants (such warrants, the “Exchange Warrants”) may be exchanged, at the option of the Company, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the Registered Holders of the then outstanding applicable Exchange Warrants, as described in Section 6A.2 below, for Common Stock (or any Alternative Issuance pursuant to Section 4.4), at the exchange rate of 0.27 shares of Common Stock (or any Alternative Issuance pursuant to Section 4.4) for each such Exchange Warrant held by the holder thereof (the “Consideration”) (subject to equitable adjustment by the Company in the event of any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Common Stock). In lieu of issuing fractional shares, any holder of Exchange Warrants who would otherwise have been entitled to receive fractional shares as Consideration will, after aggregating all such fractional shares of such holder, be paid in cash (without interest) in an amount equal to such fractional part of a share multiplied by $5.57.

6A.2 Date Fixed for, and Notice of, Exchange. In the event that the Company elects to exchange any of the Exchange Warrants, the Company shall fix a date for the exchange (the “Exchange Date”). Notice of exchange shall be mailed by first class mail, postage prepaid, by the Company not less than fifteen (15) days prior to the Exchange Date to the Registered Holders of the applicable Exchange Warrants at their last addresses as they shall appear on the Warrant Register. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. The Company will make a public announcement of its election through a press release following the mailing of such notice.

6A.3 Exercise After Notice of Exchange. Any Exchange Warrants that the Company has elected to exchange may be exercised, for cash (or on a “cashless basis” in accordance with subsection 3.3.1(b) of this Agreement, with an adjustment to the definition of “Fair Market Value” to substitute the date on which the notice of exchange is sent for the date on which the nature of redemption is sent) at any time after notice of exchange shall have been given by the Company pursuant to Section 6A.2 hereof and prior to the Exchange Date (the last day of the Exercise Period of the Warrants, as adjusted to terminate on the Exchange Date, the “Adjusted Expiration Date”). On and after the Adjusted Expiration Date, the Registered Holder of the applicable Exchange Warrants shall have no further rights with respect to such Warrants (including, for the avoidance of doubt, the right to exercise such Warrants) except to receive, upon surrender of such Warrants, the Consideration.”

2.             Miscellaneous Provisions.

2.1 Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.2 Applicable Law. The validity, interpretation, and performance of this Amendment and of the Warrants (including, for the avoidance of doubt, the Exchange Warrants) shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Amendment shall be brought and enforced in the courts of the City of New York, County of New York, State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

2.3 Counterparts. This Amendment may be executed in any number of original or facsimile counterparts (which may include counterparts delivered by any standard form of telecommunication) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement or document related to this Amendment, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

2.4 Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.5 Entire Agreement. The Existing Warrant Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed as of the date first above written.

TRISALUS LIFE SCIENCES, INC.

By:	/s/ Sean Murphy
Name: Sean Murphy
Title: Chief Financial Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:	/s/ Erika Young
Name: Erika Young
Title: Vice President

Exhibit 99.1

TriSalus Life Sciences Announces Expiration and Results of Exchange Offer and

Consent Solicitation Relating to Warrants

WESTMINSTER, CO -- (BUSINESS WIRE) – June 26, 2024 -- TriSalus Life Sciences® Inc. (“TriSalus” or the “Company”) (Nasdaq: TLSI), an oncology company integrating its novel delivery technology with immunotherapy to transform treatment for patients with liver and pancreatic tumors, announced today the expiration and results of its previously announced exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) relating to its warrants (the “Warrants”) identified in the Prospectus/Offer to Exchange that forms a part of the Registration Statement (as defined below). The Offer and Consent Solicitation expired one minute after 11:59 p.m., Eastern Standard Time, on June 25, 2024.

Pursuant to the Offer, the Company offered all holders of each class of its Warrants, consisting of (i) its publicly-traded Warrants (the “Public Warrants”), (ii) certain Warrants issued in a private placement transaction occurring simultaneously with the closing of the initial public offering of the Company (the “Private Placement Warrants”) and (iii) certain Warrants issued for working capital requirements and payment of certain expenses of the Company (“Working Capital Warrants”), the opportunity to receive 0.30 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), in exchange for each Warrant tendered by the holder and exchanged pursuant to the Offer. As previously disclosed, parties representing approximately 34.8% of the Public Warrants agreed to tender their Public Warrants in the Offer and to consent to the Warrant Amendment (as defined below) in the Consent Solicitation pursuant to tender and support agreements. The Company did not receive tender and support agreements with respect to the Private Placement Warrants or Working Capital Warrants.

The Offer and Consent Solicitation expired at one minute after 11:59 p.m., Eastern Standard Time, on June 25, 2024. The Company has been advised that the Warrants tendered were comprised of 6,533,614 Public Warrants (including 9,185 Public Warrants tendered through guaranteed delivery), 504,685 Private Placement Warrants, and 0 Working Capital Warrants, which represents approximately 78.89%, 10.23% and 0.00% of the outstanding Warrants of each respective class, were validly tendered and not validly withdrawn prior to the expiration of the Offer and Consent Solicitation. The Company expects to accept all validly tendered Warrants for exchange and settlement on or before July 1, 2024.

In addition, pursuant to the Consent Solicitation, the Company received the approval of approximately 78.89% of the outstanding Public Warrants to amend the warrant agreement that governs the Warrants (the “Warrant Amendment”), which represents a majority of the outstanding Public Warrants required to effect the Warrant Amendment with respect to the Public Warrants. Pursuant to the Consent Solicitation, the Company did not receive the requisite approval to effect the Warrant Amendment with respect to either the Private Placement Warrants or Working Capital Warrants. Accordingly, the Company and Continental Stock Transfer & Trust Company entered into the Warrant Amendment, dated June 26, 2024, with respect to the Public Warrants but not the Private Placement Warrants or Working Capital Warrants.

The Company also announced that its Registration Statement on Form S-4 (Registration No. 333- 279691), filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 24, 2024 (the “Registration Statement”), registering shares of Common Stock issuable in the Offer and pursuant to the Warrant Amendment was declared effective by the SEC on June 25, 2024.

Oppenheimer & Co. Inc. served as the Dealer Manager and Solicitation Agent for the Offer and Consent Solicitation. Morrow Sodali LLC served as the Information Agent for the Offer and Consent Solicitation, and Continental Stock Transfer & Trust Company served as the Exchange Agent.

About TriSalus Life Sciences

TriSalus Life Sciences® is an oncology focused medical technology business providing disruptive drug delivery technology with the goal of improving therapeutics delivery to liver and pancreatic tumors.

The Company’s platform includes devices that utilize a proprietary drug delivery technology and a clinical stage investigational immunotherapy. The Company’s two FDA-cleared devices use its proprietary Pressure-Enabled Drug Delivery™ (PEDD™) approach to deliver a range of therapeutics: the TriNav® Infusion System for hepatic arterial infusion of liver tumors and the Pancreatic Retrograde Venous Infusion System for pancreatic tumors. PEDD is a novel delivery approach designed to address the anatomic limitations of arterial infusion for the pancreas. The PEDD approach modulates pressure and flow in a manner that delivers more therapeutic to the tumor and is designed to reduce undesired delivery to normal tissue, bringing the potential to improve patient outcomes. Nelitolimod, the Company’s investigational immunotherapeutic candidate, is designed to improve patient outcomes by treating the immunosuppressive environment created by many tumors and which can make current immunotherapies ineffective in the liver and pancreas. Patient data generated during Pressure-Enabled Regional Immuno-Oncology™ (PERIO) clinical trials support the hypothesis that nelitolimod delivered via PEDD may have favorable immune effects within the liver and systemically. The target for nelitolimod, TLR9, is expressed across cancer types and the mechanical barriers addressed by PEDD are commonly present as well. Nelitolimod delivered by PEDD will be studied across several indications in an effort to address immune dysfunction and overcome drug delivery barriers in the liver and pancreas.

In partnership with leading cancer centers across the country – and by leveraging deep immuno-oncology expertise and inventive technology development – TriSalus is committed to advancing innovation that improves outcomes for patients. Learn more at trisaluslifesci.com and follow us on X (formerly Twitter) and LinkedIn.

No Offer or Solicitation

This press release shall not constitute an offer to exchange or the solicitation of an offer to exchange or the solicitation of an offer to purchase any securities, nor shall there be any exchange or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Registration Statement filed with the SEC registering shares of Common Stock issuable in the Offer and pursuant to the Warrant Amendment was declared effective by the SEC on June 25, 2024.

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “expect,” “will” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements may include, but are not limited to, statements regarding the Company’s acceptance of all validly tendered Warrants for exchange of shares of Common Stock in the Offer and settlement thereof. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation: the Company’s ability to successfully accept all validly tendered Warrants for exchange of shares of Common Stock; the uncertainty as to whether the Company will exercise its right to force exchange the Public Warrants pursuant to the Warrant Amendment in the future; risks related to future market adoption of the Company’s offerings; risks related to the Company’s marketing and growth strategies; risks associated with clinical development and regulatory approval of drug delivery and pharmaceutical product candidates, including that future clinical results may not be consistent with patient data generated during the Company’s clinical trials, the cost and timing of all development activities and clinical trials, unexpected safety and efficacy data observed during clinical studies, changes in expected or existing competition or market conditions, changes in the regulatory environment, unexpected litigation or other disputes, the effects of competition on the Company’s future business; the risks discussed in the Company’s quarterly report on Form 10-Q for the period ended March 31, 2024 under the heading “Risk Factors”; and the risks discussed in the Company’s Registration Statement, under the heading “Risk Factors” and other documents of the Company filed, or to be filed, with the SEC. If any of these risks materialize or any of the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by applicable law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

For Media and Investor Inquiries:

Argot Partners

212.600.1902

TriSalus@argotpartners.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2024

TRISALUS LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39813	85-3009869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6272 W. 91st Ave., Westminster, Colorado	80031
(Address of principal executive offices)	(Zip Code)

(888) 321-5212

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TLSI	Nasdaq Global Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	TLSIW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 1, 2024, TriSalus Life Sciences, Inc., a Delaware corporation (the “Company”), issued a press release announcing the closing of (i) its previously announced offer (the “Offer”) to all holders of each class of certain outstanding warrants (the “Warrants”), consisting of (a) the Company’s publicly-traded Warrants listed on the Nasdaq Global Market under the symbol “TLSIW”, (b) certain Warrants issued in a private placement transaction occurring simultaneously with the closing of the initial public offering of the Company and (c) certain Warrants issued for working capital requirements and payment of certain expenses of the Company, each identified in the Prospectus/Offer to Exchange that forms a part of the Company’s Registration Statement on Form S-4 (Registration No. 333- 279691), filed with the U.S. Securities and Exchange Commission on May 24, 2024, to receive 0.3 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), in exchange for each Warrant tendered by the holder and exchanged pursuant to the Offer, and (ii) the solicitation of consents (the “Consent Solicitation”) from holders of the Warrants to amend the Warrant Agreement, dated as of December 17, 2020, by and between the Company and Continental Stock Transfer & Trust Company, which governs all of the Warrants. At the closing of the Offer and Consent Solicitation, the Company issued 2,110,366 shares of Common Stock in exchange for the Warrants tendered in the Offer.

A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description
99.1	Press Release, dated July 1, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRISALUS LIFE SCIENCES, INC.

By:	/s/ Sean Murphy
Sean Murphy
Chief Financial Officer

Dated: July 1, 2024

Exhibit 99.1

TriSalus Life Sciences Announces Completion of Exchange Offer and Consent Solicitation

WESTMINSTER, CO -- (BUSINESS WIRE) – July 1, 2024 -- TriSalus Life Sciences® Inc. (“TriSalus” or the “Company”) (Nasdaq: TLSI), an oncology company integrating its novel delivery technology with immunotherapy to transform treatment for patients with liver and pancreatic tumors, announced today the closing of its previously announced exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) relating to its warrants (the “Warrants”) identified in the Prospectus/Offer to Exchange that forms a part of the Registration Statement (as defined below). The Company issued 2,110,366 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), in exchange for the Warrants tendered in the Offer.

As previously announced, the Company and Continental Stock Transfer & Trust Company entered into the Warrant Amendment, dated June 26, 2024 (the “Warrant Amendment”), with respect to only its publicly-traded Warrants (“Public Warrants”). Additionally, the Company’s Registration Statement on Form S-4 (Registration No. 333- 279691), filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 24, 2024 (the “Registration Statement”), registering shares of Common Stock issuable in the Offer and pursuant to the Warrant Amendment was declared effective by the SEC on June 25, 2024.

The Company engaged Oppenheimer & Co. Inc. as the Dealer Manager and Solicitation Agent for the Offer and Consent Solicitation. Morrow Sodali LLC served as the Information Agent for the Offer and Consent Solicitation, and Continental Stock Transfer & Trust Company served as the Exchange Agent.

About TriSalus Life Sciences

TriSalus Life Sciences® is an oncology focused medical technology business providing disruptive drug delivery technology with the goal of improving therapeutics delivery to liver and pancreatic tumors.

The Company’s platform includes devices that utilize a proprietary drug delivery technology and a clinical stage investigational immunotherapy. The Company’s two FDA-cleared devices use its proprietary Pressure-Enabled Drug Delivery™ (PEDD™) approach to deliver a range of therapeutics: the TriNav® Infusion System for hepatic arterial infusion of liver tumors and the Pancreatic Retrograde Venous Infusion System for pancreatic tumors. PEDD is a novel delivery approach designed to address the anatomic limitations of arterial infusion for the pancreas. The PEDD approach modulates pressure and flow in a manner that delivers more therapeutic to the tumor and is designed to reduce undesired delivery to normal tissue, bringing the potential to improve patient outcomes. Nelitolimod, the Company’s investigational immunotherapeutic candidate, is designed to improve patient outcomes by treating the immunosuppressive environment created by many tumors and which can make current immunotherapies ineffective in the liver and pancreas. Patient data generated during Pressure-Enabled Regional Immuno-Oncology™ (PERIO) clinical trials support the hypothesis that nelitolimod delivered via PEDD may have favorable immune effects within the liver and systemically. The target for nelitolimod, TLR9, is expressed across cancer types and the mechanical barriers addressed by PEDD are commonly present as well. Nelitolimod delivered by PEDD will be studied across several indications in an effort to address immune dysfunction and overcome drug delivery barriers in the liver and pancreas.

In partnership with leading cancer centers across the country – and by leveraging deep immuno-oncology expertise and inventive technology development – TriSalus is committed to advancing innovation that improves outcomes for patients. Learn more at trisaluslifesci.com and follow us on X (formerly Twitter) and LinkedIn.

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Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “expect,” “will” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation: the uncertainty as to whether the Company will exercise its right to force exchange the Public Warrants pursuant to the Warrant Amendment in the future; risks related to future market adoption of the Company’s offerings; risks related to the Company’s marketing and growth strategies; risks associated with clinical development and regulatory approval of drug delivery and pharmaceutical product candidates, including that future clinical results may not be consistent with patient data generated during the Company’s clinical trials, the cost and timing of all development activities and clinical trials, unexpected safety and efficacy data observed during clinical studies, changes in expected or existing competition or market conditions, changes in the regulatory environment, unexpected litigation or other disputes, the effects of competition on the Company’s future business; the risks discussed in the Company’s quarterly report on Form 10-Q for the period ended March 31, 2024 under the heading “Risk Factors”; and the risks discussed in the Company’s Registration Statement, under the heading “Risk Factors” and other documents of the Company filed, or to be filed, with the SEC. If any of these risks materialize or any of the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by applicable law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

For Media and Investor Inquiries:

Argot Partners

212.600.1902

TriSalus@argotpartners.com

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